                                                                   EXHIBIT 10.22

                                                               Execution Version

                              SEVERANCE AGREEMENT
                              -------------------

     THIS SEVERANCE AGREEMENT (this "Agreement"), dated November 4, 1996, is entered into between Amtech Corporation, a Texas corporation, with its principal executive offices in Dallas, Texas (the "Company"), and Dr. Jeremy A. Landt, an individual currently residing in Santa Fe, New Mexico, who is currently employed as Chief Technical Officer of the Company ("Employee").

                                   Recitals
                                   --------

     A. The Company and Employee have entered into an Employment Agreement, dated August 1, 1990, as amended (the "Employment Agreement"), which expires on the date specified in Section 2 thereof (the "Expiration Date").

     B. In lieu of extending the term of the Employment Agreement or entering into a new employment agreement, the Company and Employee desire to enter into this Severance Agreement, which will supplement the Employment Agreement until the Expiration Date and thereafter survive it.

     C. In consideration of the Company's agreements herein, Employee is willing to continue working for the Company or an Affiliate, as applicable, on an "at-will" basis after the Expiration Date.

                             Terms and Conditions
                             --------------------

     In consideration of the recitals and the agreements herein and other good and valuable consideration, the parties agree as follows:

1.   Definitions.
     -----------

     1.1 An "Acquiring Person" shall mean any person (including any "person" as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that, together with all Affiliates and Associates of such person, is the beneficial owner of 10% or more of the outstanding Common Stock. The term "Acquiring Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or subsidiary of the Company, or any person to the extent such person is holding Common Stock for or pursuant to the terms of any such plan. For the purposes of this Agreement, a person who becomes an Acquiring Person by acquiring beneficial ownership of 10% or more of the Common Stock at any time after the date of this Agreement shall continue to be an Acquiring Person whether or not such person continues to be the beneficial owner of 10% or more of the outstanding Common Stock.

     1.2 "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act in effect on the date of this Agreement.

     1.3 The Company and its Affiliates shall have "Cause" to terminate Employee's employment upon (1) the willful and continued failure by Employee to substantially perform Employee's employment duties (other than any such failure resulting from Employee's incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the Company or an Affiliate, as applicable, that specifically identifies the manner in which the Company or the Affiliate, as applicable, believes Employee has not substantially performed Employee's duties; or (2) the willful engaging by Employee in misconduct that is materially injurious to the Company or employing Affiliate, as applicable; or (3) the conviction of Employee of any felony or crime of moral turpitude; or (4) Employee attains the mandatory retirement age specified in any applicable retirement plan of the Company or any succcessor-in-interest (but for purposes of this clause (4), any such mandatory retirement age shall not be less than age 65). For purposes of this definition no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company or the applicable Affiliate(s), or both, as applicable. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause without the following procedures having been adhered to: (a) reasonable written notice to Employee, setting forth the reasons for the Company's or the Affiliate's intention to terminate for Cause; (b) an opportunity for Employee, together with Employee's counsel, to be heard before the Amtech Corporation Board of Directors; and (c) delivery to Employee of a written Notice of Termination finding that, in the good faith opinion of the Amtech Corporation Board of Directors, Employee was guilty of conduct set forth above in clause (1), (2) or
(3) above, and specifying the particulars thereof in detail.

     1.4 "Change in Control" shall mean the occurrence of any of the following events:

          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, other than an Affiliate, and as a result of such merger, consolidation or reorganization less than 51% of the combined voting power to elect each class of directors of the then outstanding securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is owned, directly or indirectly, in the aggregate by persons who were shareholders, directly or indirectly, of the Company immediately prior to such merger, consolidation, or reorganization;

          (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, other than an Affiliate, and as a result of such sale less than 51% of the combined voting power to elect each class of directors of the then outstanding securities of such corporation or legal person or its ultimate parent immediately after such transaction is owned, directly or indirectly, in the aggregate by persons who were shareholders, directly or indirectly, of the Company immediately prior to such sale;

          (iii) Any Acquiring Person has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities which when added to any securities already owned by such person would represent in the aggregate 50% or more of the then outstanding securities of the Company which are entitled to vote to elect any class of directors;

          (iv) If at any time, the Continuing Directors then serving on the Board of Directors of the Company cease for any reason to constitute at least a majority thereof; or

          (v) Any occurrence that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Exchange Act.

     1.5 "Change in Control Payments" shall mean three times the higher of (i) Employee's annual base salary in effect on the date of the Change in Control or
(ii) Employee's annual base salary in effect on the date of the Employee's separation from employment following the Change in Control.

     1.6 A "Continuing Director" shall mean a director of the Company who (i) is not an Acquiring Person or an Affiliate or Associate thereof, or a representative of an Acquiring Person or nominated for election by an Acquiring Person, and (ii) was either a member of the Board of Directors of the Company on the date of this Agreement or subsequently became a director of the Company and whose initial election or initial nomination for election by the Company's shareholders was approved by a majority of the Continuing Directors then on the Board of Directors of the Company.

     1.7 "Disability" shall mean any medically determinable physical or mental impairment that can reasonably be expected to prevent Employee from performing substantially all of Employee's customary employment duties for at least six months.

     1.8 "Good Reason" shall mean the occurrence of any of the following events:

          (a) any material diminution in Employee's title and duties that has not been cured within thirty days after notice of such noncompliance has been given (within 30 days of the alleged material diminution) by Employee to the Company or the employing Affiliate, as applicable. A change in title or duties will not be considered to be a "material diminution" in title or duties if, after such change, Employee is an officer of the Company; Employee's reporting relationship does not change or Employee reports to the Company's Chief Executive Officer or Chief Operating Officer; and a substantial portion of Employee's duties are in Employee's field of professional training or experience.

          (b) a reduction of more than 10% in Employee's base salary (with the 10% being cumulative over the term of Employee's employment, but any percentage reduction that is actually made is made against the Employee's then current base salary).

     EXAMPLE: assume Employee's base salary is $100,000. The Company or Affiliate, as applicable, is permitted to reduce Employee's base salary by up to 10% ($10,000) without giving Employee "Good Reason" to terminate employment. Any further salary reductions would constitute "Good Reason" to terminate employment.

     EXAMPLE: assume Employee's base salary is $100,000. Assume the Company or Affiliate, as applicable, reduces Employee's base salary by 8% ($8,000). Then, assume Employee's base salary is subsequently increased to $120,000. The Company or Affilate is entitled to reduce the $120,000 salary by up to 2% ($2,400) without giving Employee "Good Reason to terminate employment. Any further salary reductions would constitute "Good Reason" to terminate employment.

          (c) any purported termination for Cause of Employee's employment that is not effected pursuant to the procedural requirements of Subsection 1.3.

          (d) the location of Employee's place of employment is moved more than 50 miles from its current location.

          (e) Employee becomes the subject of a Disability.

     1.9 "Notice of Termination" shall mean a notice that shall indicate the specific reasons for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment.

     1.10 "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an incorporated organization or a government or political subdivision thereof.

     1.11 "Severance Payment" shall mean an amount equal to three months of Employee's then-current monthly base salary for those Employees whose aggregate period of employment with the Company or an Affiliate is a year or less. For other Employees, the "Severance Payment" shall be an amount determined according to the following formula:

                              M = 3 + [(Y-1) x 2]

     M = the number of months of Employee's then-current monthly base salary that the Company is required to pay to Employee as severance pay; provided
                                                                       --------
     that, in no event shall the value of M exceed 18; provided further that,
     ----                                              ---------------------
     from and after the Expiration Date if the event giving rise to the Severance Payment occurs on or before the 180th day following a Change in Control (with the day immediately following the day of the occurrence of the Change in Control being day "1"), then the amount of the Severance Payment shall be the greater of (i) the amount provided for under the formula above or (ii) the amount provided for in Section 3 (as if Employee had resigned from employment pursuant to Section 3); and provided further
                                                          --------------------
     that, if either of the events specified in Section 2(a) or 2(b) occurs
     ----
     prior to the Expiration Date, then M shall be reduced by the number of whole months of Employee's then-current monthly base salary, if any, that the Company is required to pay to Employee under the Employment Agreement.

     Y = number of years or partial years that Employee has been employed by the Company or an Affiliate. For purpose of calculating "Y" with respect to employment with an Affiliate of the Company only the years or partial years during which the Affiliate was an "Affiliate" will be counted.

     EXAMPLE: Assume Employee has been employed by the Company or an Affiliate for an aggregate of 3-1/2 years. Then,

                             M = 3 + [(4-1) x 2];
                               M = 3 + [3 x 2];
                                 M = 3 + 6
                                   M = 9

     Thus, Employee would be entitled to receive 9 months of the Employee's then-current monthly base salary as a Severance Payment.

2.   Severance Payment.  From and after the date hereof, upon the occurrence of
     -----------------
either of the following events, and subject to receiving a release reasonably satisfactory to the Company relating to employment matters, the Company will pay to Employee the Severance Payment:

          (a) Employee's employment with the Company and its Affiliates is terminated by the Company or the employing Affiliate, as applicable, other than for Cause; or

          (b) Employee has Good Reason to terminate employment and actually does so.

     To terminate Employee's employment other than for Cause pursuant to 2(a), the Company or the employing Affiliate, as applicable, shall give Employee written notice of such termination. Such notice shall be effective 90 days following the Employee's receipt thereof.

3.   Change in Control Payment. From and after the Expiration Date, if Employee
     -------------------------
resigns from employment with the Company and its Affiliates on or before the 180th day following a Change in Control (with the day immediately following the day of the occurrence of the Change in Control being day "1"), the Company shall pay to Employee the Change in Control Payment.

4.   Mode of Payment.  The Severance Payment and the Change in Control Payment
     ---------------
shall be paid in a lump sum (less applicable withholdings for taxes and other withholdings required by applicable law) contemporaneously with the occurrence of the applicable event. The Company's obligation to pay the Severance Payment and the Change in Control Payment is absolute, and such payments shall not be mitigated or offset by virtue of Employee obtaining new employment or failing to seek new employment.

5.   Confidential Information.  Employee recognizes and acknowledges that
     ------------------------
Employee will have access to confidential information of the Company and its Affiliates, including, without limitation, customer information, lists of suppliers and costs, information concerning the business and operations of the Company and its Affiliates and proprietary data, information, concepts and ideas (whether or not patentable or copyrightable) relating to the business of the Company and its Affiliates. Employee agrees not to disclose such confidential information (except as may be necessary in the performance of Employee's duties) to any Person and not to use such confidential information (other than for the conduct of the business of the Company and its Affiliates), either during the duration of Employee's employment or within the three years immediately following Employee's termination of employment, unless Employee has received the written consent of the Company and its Affiliates, as applicable, or unless such confidential information becomes public knowledge through no wrongful act of Employee. Upon termination of Employee's employment for any reason, Employee shall promptly deliver to the Company all drawings, manuals, letters, notebooks, customer lists, documents, records, equipment, files, computer disks or tapes, reports or any other materials relating to the business of the Company or any of its Affiliates (and all copies) which are in Employee's possession or under Employee's control. Additionally, the parties acknowledge that Employee has previously executed an Assignment of Inventions and Confidential Information Agreement, signed November 8, 1994, which shall survive Employee's separation from employment in accordance with its terms.

6.   Noncompetition.   Employee agrees and covenants:
     --------------

          (a) For a period (the "Non-Competition Term") of 12 months after Employee ceases to be employed by the Company or an Affiliate, as the case may be, Employee will not compete directly or indirectly with the Company or its Affiliates in the Designated Geographical Area in any business or businesses conducted by the Company and its Affiliates and in connection therewith will not furnish advice to, solicit or do business with any past or current customer of the Company or an Affiliate involving such business or businesses. For purposes of this Section 6, "Competition" shall include, without limitation, any engagement in any business whether as proprietor, partner, joint venturer, employee, agent, officer or holder of more than five percent (5%) of any class of equity ownership of a business enterprise, which is competitive with any business or businesses conducted by the Company or an Affiliate.

          (b) For purposes of this Section 6, "Designated Geographical Area" shall mean and include the United States and any foreign jurisdiction in which the Company or an Affiliate is actively conducting business, directly or indirectly, at the time Employee ceases to be employed by the Company or an Affiliate.

          (c) The non-competition covenant of Employee contained in this Section 6 (the "non-competition covenant") shall be construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against the Company or any Affiliate, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or an Affiliate of the non-competition covenant. The Company and its Affiliates shall be entitled to seek equitable relief to enforce the non-competition covenant.

          (d) Although the Company and Employee have in good faith used their best efforts to make the non-competition covenant reasonable in both geographic area and in duration, and it is not anticipated, nor is it intended, by either party to this Agreement that any court of competent jurisdiction will find it necessary to reform the non-competition covenant to make it reasonable in both geographic area and in duration, or otherwise, the Company and Employee understand and agree that if a court of competent jurisdiction determines it necessary to reform the non-competition covenant in order to make it reasonable in either geographic area or duration, or otherwise, damages, if any, for a breach of the non-competition covenant, as so reformed, will be deemed to accrue to the Company or an Affiliate as and from the date of such a breach only insofar as the damages for such breach related to an action which accrued within the scope of the geographic area and duration as so reformed.

7.   Dispute Resolution.  Employee and the Company agree to the alternate
     ------------------
dispute resolution provisions contained in Exhibit A attached hereto.
                                           ---------
Specifically, if a dispute arises between the parties as to whether or not Employee has "Good Reason" to terminate employment, Employee is not required to resign from employment with the Company or an Affiliate, as applicable, to "perfect" Employee's right to make a claim for the Severance Payment, although Employee may resign from employment if Employee chooses. Such disputes shall be resolved in accordance with the provisions of Exhibit A. If the dispute is
                                              ---------
resolved in Employee's favor and it is determined that Employee has "Good Reason" to terminate employment, then Employee will be required to terminate employment and provide the required release in order to collect the Severance Payment.

8. General.
   -------

     8.1 The Employment Agreement shall continue to be effective in accordance with its terms until the Expiration Date; until such Expiration Date the provisions of this Agreement supplement the Employment Agreement, and until the Expiration Date in the event of a conflict between this Agreement and the Employment Agreement, the Employment Agreement shall govern. From and after the Expiration Date, the provisions of Sections 5, 6, and 7 of this Agreement shall supersede the analogous provisions in the Employment Agreement.

     8.2 Except for the Employment Agreement, this Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing executed by both parties.

     8.3 This Agreement will be binding upon and inure to the benefit of the parties hereto and any successors in interest to the Company following a Change in Control.

     8.4 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (excluding its conflict of laws rules).

     8.5 This Agreement may be executed in a number of identical counterparts, each of which constitute collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

                                        AMTECH CORPORATION


                                        By:  /s/ G. Russell Mortenson
                                           -------------------------------------
                                           G. Russell Mortenson,
                                           President & Chief
                                             Executive Officer



                                        EMPLOYEE:


                                        /s/ Jeremy A. Landt
                                        ----------------------------------------

                                   EXHIBIT A
                                   ---------

                        ALTERNATIVE DISPUTE RESOLUTION
                        ------------------------------

     A.   Except as otherwise provided in this Exhibit A, Amtech Corporation, or
                                               ---------
its employing subsidiary, as applicable (individually and collectively, the "Company"), and the Employee consent and agree to the resolution, in the manner provided for in this Exhibit A, of all claims or controversies brought by the
                     ---------
Employee ("Claims") for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to, or associated with (1) the Employee's employment or termination from employment with the Company or any adverse employment action by the Company, or (2) any other claims the Employee may have against the Company, any benefit plans of the Company or any fiduciaries, administrators, and affiliates of any benefit plan, or any of the Company's officers, directors, employees, or agents in their capacity as such, or (3) any issue concerning the formation, applicability, interpretation, or enforceability of this Exhibit A.
                       ---------

     The Employee acknowledges that the Claims intended to be covered by this Exhibit A include (but are not limited to) claims or controversies under or
---------
relating to the Employee's severance agreement (of which this Exhibit A is a
                                                              ---------
part); any federal, state, or local constitution, law, or regulation prohibiting discrimination, harassment, or discharge; an alleged or actual contract; any Company policy or benefit; entitlement to wages or other compensation; and, any claim for personal, emotional, physical, economic, or other injury.

     B. The only Claims otherwise within the definition of Claims that are not covered by this Exhibit A are: () any administrative actions that the Employee
                ---------
is permitted to pursue under applicable law that are not precluded by virtue of the Employee having entered into this Exhibit A; () any Claim by the Employee
                                      ---------
for workers' compensation benefits or unemployment compensation benefits; or () any Claim by the Employee for benefits under a Company pension or benefit plan that provides its own non-judicial dispute resolution procedure.

     C. The Employee waives any right to assert a Claim, unless he or she gives written notice of any Claim to Amtech Corporation by the earlier of (1) the date that is one year after the day the Employee first has knowledge of the event giving rise to the Claim or (2) the date upon which the applicable statute of limitations expires.

     D. Within 20 days of receipt of the notice of a Claim, THE COMPANY, IN ITS SOLE DISCRETION, MAY ELECT TO SUBMIT ANY CLAIMS TO BINDING ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS

                                      A-1                                  /s/
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                                                                         Initial

EXHIBIT A. If the Company elects not to submit a Claim to binding arbitration,
---------
then the Employee may initiate or otherwise pursue the Claim by legal proceedings other than binding arbitration (e.g., a lawsuit), except that IF THE EMPLOYEE INITIATES A LAWSUIT, HE OR SHE HEREBY WAIVES THE RIGHT TO REQUEST OR OBTAIN A JURY TRIAL WITH RESPECT TO ANY SUCH CLAIMS. The Employee agrees that if he or she initiates litigation in violation of this Exhibit A, he or she will
                                                    ---------
incur liability to the person(s) sued, including the obligation to pay their legal fees and expenses. The sole and exclusive venue of any lawsuit initiated by the Employee relating to any Claims shall be Dallas County, Texas.

     E. The arbitration will be conducted in accordance with the provisions of this Exhibit A and the Employment Dispute Resolution Rules of the American
        ---------
Arbitration Association ("AAA") in effect at the time the written notice of the Claim is received. An arbitrator shall be selected in the manner provided for in the Employment Dispute Resolution Rules of the AAA, except that the parties agree that the arbitrator shall (1) be an attorney licensed in the state where the arbitration is being conducted and (2) have expertise in the area of employment law. The arbitration will be held in Bernalillo County, New Mexico.

     F. Each party shall have the right to take one deposition of the other party and any expert witness or other witness designated by the other party. Additional deposition discovery may be taken only if the arbitrator so orders, upon a showing of substantial need. The Employee understands that by agreeing to submit Claims to arbitration he or she gives up the right to seek a trial by court or jury and the right to an appeal from any errors of the court and forgoes any and all related rights he or she may otherwise have under federal and state laws.

     G.   In the event any provision of this Exhibit A is found by an arbitrator
                                             ---------
or court to be unenforceable, in whole or in part, the remaining provisions of this Exhibit A shall nevertheless remain enforceable and the unenforceable
     ---------
provisions shall, to the extent permitted under applicable law, be modified so as to be enforceable to the maximum extent possible under applicable law.

     H.   EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS CAREFULLY READ THIS EXHIBIT
                                                                       -------
A; THAT HE OR SHE UNDERSTANDS ITS TERMS; THAT ALL UNDERSTANDINGS BETWEEN THE
-
EMPLOYEE AND THE COMPANY RELATING TO THE SUBJECTS COVERED IN THIS EXHIBIT A ARE
                                                                  ---------
CONTAINED IN THIS EXHIBIT A; AND, THAT HE OR SHE HAS ENTERED INTO THIS EXHIBIT A
                  ---------                                            ---------
VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS EXHIBIT A ITSELF OR THE EMPLOYMENT
                                           ---------
AGREEMENT (TO WHICH THIS EXHIBIT A IS A PART).
                         ---------

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                                                                         -------
                                                                         Initial